Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

Lazuriton Nano Biotechnology (U.S.A.) Inc.
10F., No. 341, Sec. 2, Wanshou Rd., Guishan District,
Taoyuan City, 333, Taiwan (Republic of China)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 13, 2016, in the Registration Statement (Form S-1 Amendment Number 1) and related Prospectus of Lazuriton Nano Biotechnology (U.S.A.) Inc.

/s/    KCCW Accountancy Corp
Diamond Bar, California
May 5, 2016